Exhibit 99.1

World Fuel Services Corporation to Host Fourth Quarter and Full Year 2017 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--February 9, 2018--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, February 22, 2018 at 5:00PM Eastern Time to discuss the Company’s fourth quarter results and full year results, as well as certain forward-looking financial information. The Company plans to release its fourth quarter results after the market closes on the same date.

The live conference call will be accessible by telephone at (800) 909-4195 (within the United States and Canada) or (212) 231-2909 (International). Audio replay of the call will be available through March 8, 2018. The replay numbers are: (800) 633-8284 (within the United States and Canada) and (402) 977-9140 (International). The call ID is 21882673.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until March 8, 2018.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing supply fulfillment, energy procurement advisory services, and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer & Investor Relations